UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) August 29, 2014 (June 17, 2014)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

______________________________________________________________________________

EXPLANTORY NOTE

On June 19, 2014, Panhandle Oil and Gas Inc. (the “Company”) file a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the closing of the Company’s acquisition of 1,775 net acres located in the core of the Eagle Ford Shale oil window in LaSalle and Frio Counties, Texas (the “Eagle Ford Shale Acquisition”) on June 17, 2014, for $80,400,000, subject to further customary post close adjustments. This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Initial Report to provide the financial statements for the properties acquired in the Eagle Ford Shale Acquisition (the “Eagle Ford Shale Acquisition Properties”). No other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in connection with the Initial Report, which provides a more complete description of the Eagle Ford Shale Acquisition.

ITEM 9.01   Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

Statements of Revenues and Direct Operating Expenses of the Eagle Ford Shale Acquisition Properties for the two years ended September 30, 2013, (audited) and the nine months ended June 30, 2014 and 2013, (unaudited), together with the accompanying Independent Auditor’s Report, are set forth in Exhibit 99.1.

(d)    Exhibits.

Exhibit
Number	Description
99.1

Statements of Revenues and Direct Operating Expenses of the Eagle Ford Shale Acquisition Properties for the two years ended September 30, 2013, (audited) and the nine months ended June 30, 2014 and 2013, (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

By:  /s/ Michael C. Coffman

Michael C. Coffman,

President and CEO

DATE:    August 29, 2014